UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Bally Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6601 South Bermuda Road

Las Vegas, Nevada 89119

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 7, 2011

This proxy statement supplement, dated December 5, 2011, supplements the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on October 21, 2011,  relating to the 2011 Annual Meeting of Stockholders (the “Meeting”) of Bally Technologies, Inc. (the “Company”) to be held on Wednesday, December 7, 2011, at 11:00 a.m., local time, at the Company’s principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119.  The purpose of this supplement is to provide information regarding the Company’s engagement of a solicitor in connection with the Meeting.  Specifically, the Company has engaged the services of Morrow & Co., LLC to assist in soliciting proxies in connection with the Meeting for a fee of $5,000.

Except as described in this supplement the information provided in the Proxy Statement continues to apply.  To the extent information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.